UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2005

SAUCONY, INC.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	000-05083	04-1465840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13 Centennial Drive, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 532-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1 Agreement and Plan of Merger dated as of June 1, 2005, by and among The Stride Rite Corporation, OC, Inc. and Saucony, Inc.
EX-10.1 Executive Benefit Agreement dated as of June 1, 2005, by and among Saucony, Inc., The Stride Rite Corporation and John H. Fisher
EX-10.2 Executive Benefit Agreement dated as of June 1, 2005, by and among Saucony, Inc., The Stride Rite Corporation and Charles A. Gottesman
EX-99.1 Press Release dated June 2, 2005

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On June 1, 2005, Saucony, Inc., a Massachusetts corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Stride Rite Corporation, a Massachusetts corporation (the “Buyer”), and OC, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Buyer (the “Transitory Subsidiary”). Under the Merger Agreement, the Transitory Subsidiary will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Buyer. At the effective time of the Merger, each outstanding share of the Company’s Class A Common Stock, par value $0.33 1/3 per share, and each outstanding share of the Company’s Class B Common Stock, par value $0.33 1/3 per share (collectively, the “Company Common Stock”), will be converted into the right to receive $23.00 in cash. Also at the effective time of the Merger, each outstanding option to purchase Company Common Stock, whether vested or unvested, will be terminated and cancelled in consideration for a cash payment equal to the product of (1) the excess of $23.00 over the exercise price for the option multiplied by (2) the number of shares subject to the option.

The Merger Agreement has been approved by the Company’s Board of Directors. The transactions contemplated by the Merger Agreement are subject to approval by the holders of at least two-thirds of the outstanding shares of the Company’s Class A Common Stock and the holders of at least two-thirds of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock, voting together as a single class. The transactions contemplated by the Merger Agreement also are subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The Merger is expected to close in the summer of 2005.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, certain directors, executive officers and shareholders of the Company executed an agreement with the Buyer to vote their shares of Company Common Stock in favor of the proposed Merger and against any other proposal or offer to acquire the Company (the “Voting Agreement”). The shares subject to the Voting Agreement represent in the aggregate approximately 49% of the outstanding shares of Class A Common Stock and approximately 25% of the outstanding shares of Class A Common Stock and Class B Common Stock, taken together as a single class. If the Merger Agreement is terminated for any reason, the Voting Agreement will also terminate.

Executive Benefit Agreements

Also, in connection with the execution of the Merger Agreement, on June 1, 2005, the Company and the Buyer entered into executive benefit agreements with John H. Fisher, the Company’s President and Chief Executive Officer, and Charles A. Gottesman, the Company’s Executive Vice President, Business Development, in order to amend their existing executive retention agreements:

•	to provide that the employment of Mr. Fisher and Mr. Gottesman shall be deemed to have been terminated “for good reason” immediately following consummation of the Merger,

•	to provide for the payment of $2,866,041 to Mr. Fisher and $2,404,190 to Mr. Gottesman as a result of and upon the closing of the Merger, and

•	to eliminate the amounts in excess of those payments that each of them would otherwise be entitled to receive, to the extent the excess amounts would constitute “excess parachute payments” under Section 280G(b)(2)(A)(i) of the Internal Revenue Code.

The foregoing description of the executive benefit agreements with Mr. Fisher and Mr. Gottesman is not complete and is qualified in its entirety by reference to the Executive Benefit Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, the Buyer, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and the Buyer through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Saucony Investor Relations, Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, 978-532-9000.

The Buyer and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Buyer’s directors and executive officers is contained in the Buyer’s Annual Report on Form 10-K for the year ended December 3, 2004 and its proxy statement dated February 25, 2005, which are filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 27, 2005, which are filed with the SEC. As of January 31, 2005, the Company’s directors and executive officers and their affiliates beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 1,232,790 million shares, or 48.9%, of the Company’s Class A Common Stock and approximately 1,106,082 million shares, or 24.1%, of the Company’s Class B Common Stock. All outstanding options for Company Common Stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $23 per share purchase price.

In addition, in connection with the execution of the Merger Agreement, Messrs. Fisher and Gottesman entered into the Executive Benefits Agreements described above. The Buyer has also requested that Mr. Fisher enter into a one-year consulting agreement with the Buyer effective upon the closing of the Merger. Mr. Fisher has agreed to negotiate such an agreement with the Buyer.

A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K contain forward-looking statements regarding the proposed transaction between the Buyer and Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the Buyer’s or the Company managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the Company’s shareholders; the ability to consummate the transaction; the ability of the Buyer to successfully integrate the Company’s operations and employees; intense competition among designers, marketers, distributors and sellers of footwear; changes in consumer fashion trends that may shift to footwear styling not currently included in the Company’s product lines; the loss of significant suppliers or customers, such as department stores and specialty retailers; the consolidation or restructuring of such customers, including large chain and department stores, which may result in unexpected store closings; difficulties in implementing, operating and maintaining complex information systems and controls, including, without limitation, the systems related to retail stores, systems related to demand and supply planning and inventory control; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent Quarterly Report on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 8.01. Other Events

Reference is made to the Company’s press release dated June 2, 2005 announcing the Merger Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUCONY, INC.

Date: June 2, 2005	By:	/s/ MICHAEL UMANA
Michael Umana Chief Operating Officer, Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 1, 2005, by and among The Stride Ride Corporation, OC, Inc. and Saucony, Inc.

10.1	Executive Benefit Agreement dated as of June 1, 2005, by and among Saucony, Inc., The Stride Rite Corporation and John H. Fisher

10.2	Executive Benefit Agreement dated as of June 1, 2005, by and among Saucony, Inc., The Stride Rite Corporation and Charles A. Gottesman

99.1	Press Release dated June 2, 2005